UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 14, 2014
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33894	98-0459178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

The information set forth in Item 5.02 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2014, Midway Gold Corp. (the “Company”) announced that William M. Zisch will be joining the Company as President and Chief Executive Officer. Mr. Zisch will succeed Kenneth Brunk, the Company's President and Chief Executive Officer, who previously announced his retirement. The effective date of Mr. Zisch’s appointment is expected to be no later than December 10, 2014, which represents Mr. Zisch’s first day of employment (the “Start Date”). Mr. Brunk will remain the Company’s President and Chief Executive Officer until the Start Date to insure a smooth transition.

Mr. Zisch has more than 30 years of experience in the mining industry. Prior to joining the Company, Mr. Zisch served as Vice President of Operations for Royal Gold, Inc. from March 2009 to the present. Prior to his time with Royal Gold, Inc., Mr. Zisch spent 12 years working for Newmont on both domestic and international assignments in technical, operating and executive positions. From 2007 to 2009, he served as Vice President of Planning for Newmont, from 2005 to 2007 as Vice President - African Operations and from 2003 to 2005 as Group Executive and Managing Director of West African Operations, from 2001 to 2003 as Operations Manager and Assistant General Manager of Minera Yanacocha in Peru and from 1997 to 2001 as Director, Business Development and Planning and as Chief Mine Engineer, International Operations. Prior to his tenure at Newmont, Mr. Zisch spent 16 years with FMC Gold and FMC Company where he held several positions in coal and gold operations and strategic sourcing roles in the company’s Chemical Group. He is a member of the Board of Directors of the Nevada Mining Association and past Chairman and current Director of the Colorado Mining Association. Mr. Zisch holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in Mining Engineering from the Colorado School of Mines.

In connection with Mr. Zisch’s appointment as President and Chief Executive Officer, on October 14, 2014, the Company entered into an Employment Agreement with Mr. Zisch (the “Employment Agreement”). Under the terms of the Employment Agreement, beginning on the Start Date, Mr. Zisch will be paid a base salary of not less than $400,000. Mr. Zisch will also be entitled to earn an annual bonus each fiscal year in accordance with the Company’s executive incentive plan for fiscal years 2015 and thereafter, provided that Mr. Zisch remains employed by the Company for the applicable entire fiscal year. Mr. Zisch’s employment is “at-will” and is terminable by the Company of Mr. Zisch at any time and for any reason or no reason with or without Cause (as defined in the Employment Agreement).

Pursuant to the terms of the Employment Agreement, in the event Mr. Zisch's employment is terminated by the Company without Cause, then Mr. Zisch will be entitled to severance in an amount equal to his base salary payable as salary continuation payments on the Company’s regular paydays through the date that is 12 months from the termination date. In the event Mr. Zisch's employment is terminated in connection with a Change of Control of the Company (as defined in the Employment Agreement), then Mr. Zisch will be entitled to a lump sum payment equal to two times his base salary plus two times his target bonus in effect for the year of termination.

In connection with Mr. Zisch's appointment as President and Chief Executive Officer, he will also receive a one-time cash signing bonus of $500,000 payable on payable on the six month anniversary of his first day of employment and a one-time award of inducement options (the “Inducement Options”) consisting of, (i) an inducement stock option exercisable to acquire 1,000,000 common shares and (ii) a second inducement stock option exercisable to acquire a certain number of common shares, which calculated based upon the Black Scholes valuation method, provides a value of $500,000 for such option on the date of the grant. Each Inducement Option will vest according to the following schedule: 1/3 on the first anniversary of the grant date, and an additional 1/12 every three months thereafter. These grants will be effective on the Start Date. The Inducement Options will be exercisable for ten years from the date of grant. Mr. Zisch will also be entitled to participate in any long-term incentive plan in effect from time to time. The Inducement Options will be issued on or around the Start Date.

There are no family relationships between Mr. Zisch and any of the Company's officers or directors. There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is summary in nature, and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 14, 2014, the Registrant issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1 announcing the appointment of Mr. Zisch as President and Chief Executive Officer of the Company. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press releases attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

Exhibit	Description
10.1	Employment Agreement, dated October 13, 2014, between Midway Gold Corp. and [Name of Executive]
99.1*	Press Release, dated October 14, 2014

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

Date: October 15, 2014	By:	/s/ Bradley J. Blacketor
Bradley J. Blacketor Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement, dated October 14, 2014, between Midway Gold Corp. and [Name of Executive]
99.1*	Press Release, dated October 15, 2014

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.